ANY SECURITIES OFFERED HEREBY HAVE NOT BEEN, AND WILL NOT BE, EXCEPT TO
   THE EXTENT EXPLICITLY SPECIFIED HEREIN, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER
   OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

   NO PROSPECTUS HAS BEEN FILED TO QUALIFY THE DISTRIBUTION OF THE SECURITIES OFFERED HEREBY IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT OF ANY PROVINCE OR TERRITORY OF CANADA, EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN PROVINCIAL SECURITIES LAWS.



                         SETTLEMENT AGREEMENT

                                among

                            SERAGEN, INC.

                   SERAGEN BIOPHARMACEUTICALS LTD./
                   SERAGEN BIOPHARMACEUTIQUE LTEE

                                 and

            SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.
                 SOCIETE INNOVATECH DU GRAND MONTREAL
                      MDS HEALTH VENTURES INC.
                CANADIAN MEDICAL DISCOVERIES FUND INC.
                   ROYAL BANK CAPITAL CORPORATION
              HEALTH CARE AND BIOTECHNOLOGY VENTURE FUND


                       dated as of May 1, 1998

                              TABLE OF CONTENTS



                                                                          Page

     1.    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   2

     2.    Representations and Warranties of
                  Seragen US. . . . . . . . . . . . . . . . . . . . . . .   4

          (a)     Organization and Standing . . . . . . . . . . . . . . .   4
          (b)     Validity. . . . . . . . . . . . . . . . . . . . . . . .   4
          (c)     No Conflicts. . . . . . . . . . . . . . . . . . . . . .   4
          (d)     Governmental Consent. . . . . . . . . . . . . . . . . .   5
          (e)     Compliance with Other Agreements and
                  Instruments . . . . . . . . . . . . . . . . . . . . . .   5
          (f)     Valid Issuance of Offered Shares. . . . . . . . . . . .   5
          (g)     Accuracy of SEC Reports . . . . . . . . . . . . . . . .   5
          (h)     Financial Statements. . . . . . . . . . . . . . . . . .   6
          (i)     Seragen Canada Balance Sheet. . . . . . . . . . . . . .   6
          (j)     Technology Agreement. . . . . . . . . . . . . . . . . .   6
          (k)     Offered Shares Reserved . . . . . . . . . . . . . . . .   6

     3.   [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     4.    Representations and Warranties of Investor
                  Shareholders  . . . . . . . . . . . . . . . . . . . . .   6

          (a)     Organization and Standing . . . . . . . . . . . . . . .   6
          (b)     Validity  . . . . . . . . . . . . . . . . . . . . . . .   7
          (c)     No Conflicts  . . . . . . . . . . . . . . . . . . . . .   7
          (d)     Governmental Consent  . . . . . . . . . . . . . . . . .   7
          (e)     Title . . . . . . . . . . . . . . . . . . . . . . . . .   7
          (f)     Seragen Canada Balance Sheet  . . . . . . . . . . . . .   8

     5.    Seragen US Release . . . . . . . . . . . . . . . . . . . . . .   8

     6.    Seragen Canada Release . . . . . . . . . . . . . . . . . . . .   8

     7.    Investor Shareholders Release  . . . . . . . . . . . . . . . .   9

     8.    No Assignment of Claims; No Transfer of Seragen
                  Canada Stock; Operation of Seragen Canada . . . . . . .   9

          (a)     No Assignment of Claims . . . . . . . . . . . . . . . .   9

                                     - ii -
          (b)     No Transfer of Seragen Canada Stock
                  or Warrants . . . . . . . . . . . . . . . . . . . . . .   9
          (c)     Operation of Seragen Canada . . . . . . . . . . . . . .  10

     9.   Forbearance . . . . . . . . . . . . . . . . . . . . . . . . . .  10

          (a)     Forbearance by the Investor
                    Shareholders. . . . . . . . . . . . . . . . . . . . .  10
          (b)     Forbearance by Seragen Canada . . . . . . . . . . . . .  10
          (c)     Forbearance by Seragen US . . . . . . . . . . . . . . .  10

     10.  Termination of Certain Agreements and
                  Instruments . . . . . . . . . . . . . . . . . . . . . .  10

     11.  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . .  10

     12.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  11

          (a)     Indemnification by the Investor
                  Shareholders  . . . . . . . . . . . . . . . . . . . . .  11
          (b)     Indemnification by Seragen US . . . . . . . . . . . . .  11
          (c)     Indemnification Procedure . . . . . . . . . . . . . . .  11
          (d)     Certain Limitations . . . . . . . . . . . . . . . . . .  12

     13.  Stock Issuance to Investor Shareholders . . . . . . . . . . . .  12

          (a)     Issuance of Common Stock  . . . . . . . . . . . . . . .  12
          (b)     Determination of Qualified Offering Price . . . . . . .  13
          (c)     Delivery of Stock Certificates  . . . . . . . . . . . .  14
          (d)     Fractional Shares . . . . . . . . . . . . . . . . . . .  14
          (e)     Certain Covenants . . . . . . . . . . . . . . . . . . .  14
          (f)     Guaranty by Seragen Canada. . . . . . . . . . . . . . .  15
          (g)     Certain Adjustments . . . . . . . . . . . . . . . . . .  15
          (h)     Certain Definitions . . . . . . . . . . . . . . . . . .  16

     14.  Restricted Stock; Offshore Transaction  . . . . . . . . . . . .  17

          (a)     Restricted Stock  . . . . . . . . . . . . . . . . . . .  17
          (b)     Offshore Transaction  . . . . . . . . . . . . . . . . .  17

     15   Certain Securities Law Matters  . . . . . . . . . . . . . . . .  17

     16   Limitation on Transfers . . . . . . . . . . . . . . . . . . . .  18

                                     - iii -
          (a)     Compliance with U.S. Securities Laws  . . . . . . . . .  18
          (b)     Compliance with Canadian Securities Laws. . . . . . . .  18

     17.  Stock Legend  . . . . . . . . . . . . . . . . . . . . . . . . .  18

     18.  Registration Under the 1933 Act . . . . . . . . . . . . . . . .  19

          (a)     Definitions . . . . . . . . . . . . . . . . . . . . . .  19
          (b)     Benefits  . . . . . . . . . . . . . . . . . . . . . . .  20
          (c)     Demand Registration Under the 1933 Act  . . . . . . . .  20
          (d)     Piggyback Registration  . . . . . . . . . . . . . . . .  22
          (e)     Registration Procedures . . . . . . . . . . . . . . . .  24

     19.  Certain Actions   . . . . . . . . . . . . . . . . . . . . . . .  29


          (a)     Continuation of Seragen Canada
                  in British Columbia . . . . . . . . . . . . . . . . . .  29
          (b)     Reorganization of Capital   . . . . . . . . . . . . . .  29
          (c)     Exchange Agreement  . . . . . . . . . . . . . . . . . .  29
          (d)     Redemption Transactions   . . . . . . . . . . . . . . .  29
          (e)     Timing  . . . . . . . . . . . . . . . . . . . . . . . .  30
          (f)     Expenses and Liabilities. . . . . . . . . . . . . . . .  30
          (g)     Dissolution of Seragen Canada . . . . . . . . . . . . .  30

     19A  Certain Conditions . .  . . . . . . . . . . . . . . . . . . . .  30


          (a)     Conditions to the Investor
                  Shareholders' Obligations     . . . . . . . . . . . . .  30
          (b)     Conditions to Seragen US' Obligations . . . . . . . . .  31
          (c)     Seragen Canada  . . . . . . . . . . . . . . . . . . . .  32

     20.  Term   .  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

          (a)     Term  . . . . . . . . . . . . . . . . . . . . . . . . .  33
          (b)     Termination   . . . . . . . . . . . . . . . . . . . . .  33
          (c)     Limitations on Termination  . . . . . . . . . . . . . .  33
          (d)     Effect of Termination   . . . . . . . . . . . . . . . .  33

     21.  Best Efforts .  . . . . . . . . . . . . . . . . . . . . . . . .  33

     22.  No Admission .  . . . . . . . . . . . . . . . . . . . . . . . .  34

     23.  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                     - iv -
     24.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .  34

     25.  Counterparts .  . . . . . . . . . . . . . . . . . . . . . . . .  34

     26.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . .  .  34

     27.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .  .  34

     28.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . .  .  35

     29.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . .  .  35

     30.  Notices .  . . . . . . . . . . . . . . . . . . . . . . . . .  .  35

     31.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . .  38

     32.  Language Clause . . . . . . . . . . . . . . . . . . . . . . . .  38


     List of Schedules

                       SETTLEMENT AGREEMENT

          This Settlement Agreement is made as of the 1st day of May, 1998, by and between SERAGEN, INC. ("Seragen US"), SERAGEN BIOPHARMACEUTICALS LTD./SERAGEN BIOPHARMACEUTIQUE LTEE ("Seragen Canada"), SOFINOV SOCIETE FINANCIERE D'INNOVATION INC. ("Sofinov"), SOCIETE INNOVATECH DU GRAND MONTREAL ("Innovatech"), MDS HEALTH VENTURES INC. ("MDS"), CANADIAN MEDICAL DISCOVERIES FUND INC. ("CMDF"), ROYAL BANK CAPITAL CORPORATION ("RBCC"), and HEALTH CARE AND BIOTECHNOLOGY VENTURE FUND ("HCBVF"; together with Sofinov, Innovatech, MDS, CMDF, and RBCC, collectively, the "Investor Shareholders").

          WHEREAS, the parties hereto participated in 1995 in a private placement of investment units by Seragen Canada (the "Private Placement"), which included the issuance by Seragen Canada to each of the parties hereto (other than Seragen Canada) of certain shares of the capital stock of Seragen Canada (the "Seragen Canada Stock"); and

          WHEREAS, as a result of the Private Placement, the parties hereto (other than Seragen Canada) are the sole shareholders of Seragen Canada; and

          WHEREAS, the parties hereto are parties to that certain
Shareholders' Agreement, dated November 22, 1995 (the "Shareholders' Agreement"); and

          WHEREAS, Seragen US and Seragen Canada are parties to that certain Technology Rights and Marketing Agreement, dated as of November 21, 1995 (the "Technology Agreement"); and

          WHEREAS, Seragen US and The R-M Trust Co. are parties to that certain Warrant Indenture, dated as of November 21, 1995 (the "Warrant Indenture"); and

          WHEREAS, pursuant to the Technology Agreement, Seragen US has issued 519,033 warrants (the "Warrants") to Seragen Canada for the purchase of 519,033 shares of common stock of Seragen US in accordance with the terms of the Warrant Indenture, which warrants are now owned beneficially and of record (except for the Warrants of CMDF, which are owned of record by the Canada Trust Company) by the Investor Shareholders as set forth in the recitals to the Shareholders' Agreement; and

          WHEREAS, Seragen US, Seragen Canada, and Eli Lilly and Company are parties to that certain Agreement, dated as of November 21, 1995 (the "Eli Lilly Agreement"); and

          WHEREAS, Seragen US desires to issue certain shares of capital stock in connection with a new financing and in connection therewith to convert certain outstanding shares of its Series D Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock into shares of capital stock offered by Seragen US in the new financing or into shares of Seragen US' common stock, par value U.S.$.01 per share (the "Common Stock"); and

          WHEREAS, certain disputes or differences among Seragen US, the Investor Shareholders and Seragen Canada in respect of their respective rights may interfere with the ability of Seragen US to complete the contemplated financing and conversions; and

          WHEREAS, the parties desire to settle all disputes and differences among them in accordance with the terms of this Agreement;

          NOW THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


          1. Definitions. Terms used herein and not otherwise defined shall, except where the context otherwise requires, have the meanings given to them in the Shareholders' Agreement. The following terms, when used in this Agreement, shall, except where the context otherwise requires, have the following meanings:

               "Average Closing Price Per Share" means the average closing sale price per share of Common Stock, for the specified period, on the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, on any stock exchange on which the Common Stock is listed that the directors of Seragen US may select for this purpose, or if the Common Stock is not listed on either the Nasdaq Stock Market or any stock exchange, the average of the arithmetic mean of the closing bid price and the closing asked price per share of Common Stock or, if lesser, 110 percent of the closing bid price, for the specified period, in the over-the-counter market.

               "Can$" means Canadian dollars.

               "Claims" means all actions, causes of action, suits, debts, liens, sums of money, guarantees, warranties, demands, expenses, costs, attorneys' fees, judgments, obligations and liabilities of any nature whatsoever, liquidated or unliquidated, fixed or contingent, whether or not matured.

               "Disposition Transaction" means (a) any transaction involving the acquisition by any "person" or "group of persons" (as defined in Section 13(d)(3) of the 1934 Act), whether by way of merger, sale of assets, stock purchase, tender offer or otherwise, of (i) all or substantially all of the assets of Seragen US; provided, however, that the contemplated sale by Seragen US of its operating assets to Boston University pursuant to that certain Asset Purchase Agreement, dated as of February 14, 1997, between Seragen US and Boston University shall not constitute a Disposition Transaction; or (ii) all or substantially all of Seragen US' outstanding voting capital stock; or (b) any transaction involving the sale or out-licensing of the majority (in value) of Seragen US' technology assets.

               "Effective Date" means the date on which the Redemption Transactions are consummated in accordance with the provisions hereof.

               "Effective Closing" means the consummation of the Redemption Transactions in accordance with the terms hereof.

               "Issuance Date" means the later of (a) the Effective Date and
(b) the earliest of (i) the date on which Seragen US completes a Qualified Offering, (ii) the date on which a Disposition Transaction is completed, it being understood that the issuance of Common Stock to the Investor Shareholders pursuant to Section 13(a) hereof shall occur immediately prior to the completion of the Disposition Transaction, and (iii) the Outside Date.

               "Liabilities" means all losses, damages, costs, expenses, taxes (or penalties or interest charges assessed in connection therewith), or other liabilities, including, without limitation, attorneys' fees and court costs.

               "1933 Act" means the U.S. Securities Act of 1933, as amended.

               "1934 Act" means the U.S. Securities Exchange of 1934, as amended.

               "Outside Date" means January 31, 1999; provided, however, that if Seragen US has as of January 31, 1999, entered into binding agreements providing for a Qualified Offering, the consummation of which is subject only to customary conditions, but such offering has not yet been consummated, then "Outside Date" means the earlier of (i) the date on which the said agreements providing for the Qualified Offering are terminated as a result of the failure of conditions to the consummation of the Qualified Offering to be satisfied in a timely manner and (ii) March 31, 1999.

               "Qualified Offering" means the issuance by Seragen US, after the date hereof, of additional shares of its capital stock, authorized or to be authorized, in a public or private offering or series of public or private offerings with net proceeds to Seragen US of at least U.S.$10,000,000. An issuance by Seragen US of shares of its capital stock pursuant to the USSC Agreement shall not be deemed to constitute a Qualified Offering or any part thereof.

               "Redemption Transactions" means the purchase and sale transactions contemplated by SECTION 19(D) hereof.

               "Related Claim" means any Claim arising from or relating to (a) any of the Related Documents and (b) the organization and operation of, and the issuance and sale of equity and debt securities by, Seragen Canada.

               "Related Documents" means the Shareholders' Agreement, the Warrant Indenture, the Warrants, the confidential offering memorandum issued in connection with the Private Placement, the subscription agreements issued in connection with the Private Placement, the Technology Agreement, the Eli Lilly Agreement, and any document, instrument, agreement, contract, representation, warranty or opinion delivered or rendered in connection with, arising out of, or related to any of the foregoing.

               "SEC" means the U.S. Securities and Exchange Commission.

               "Seragen Canada Balance Sheet" means the balance sheet of Seragen Canada as of February 28, 1998, that is set forth as SCHEDULE 1 hereto.

               "Transactional Documents" means (a) this Agreement, (b) the Guaranty, Security Agreement, and financing statement contemplated by SECTION 13(F) hereof, (c) all documents to be executed, delivered or filed in connection with the continuation of Seragen Canada under the laws of British Columbia pursuant to the provisions of SECTION 19(A) hereof, (d) all documents to be executed, delivered or filed in connection with the reorganization of the capital of Seragen Canada pursuant to the provisions of SECTION 19(B) hereof, (e) the Exchange Agreement contemplated by SECTION 19(C) hereof, and
(f) the Purchase and Sale Agreements contemplated by SECTION 19(D) hereof.

               "USSC" means United States Surgical Corporation, a Delaware corporation.

               "USSC Agreement" means that certain Evaluation License and Option Agreement, dated July 31, 1997, between USSC and Seragen US.

               "U.S.$" means United States dollars.

               "U.S. Person" has the meaning given that term in Rule 902(o) of Regulation S under the 1933 Act.


          2. Representations and Warranties of Seragen US. Seragen US hereby represents and warrants to the Investor Shareholders as follows:

               (a) Organization and Standing. It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into, deliver and perform its obligations and undertakings under this Agreement and each other Transactional Document to which it will be a party.

               (b) Validity. The execution, delivery and performance by it of this Agreement and the other Transactional Documents to which it will be a party have been duly authorized and approved by all necessary corporate action. This Agreement has been, and each other Transactional Document to which it will be a party will upon the execution and delivery of such document by it have been, duly executed and delivered by it. This Agreement constitutes, and each other Transactional Document to which it is a party will upon execution and delivery of such document by it constitute, its valid and binding obligation, enforceable against it in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

               (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transactional Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, by it do not and will not

                    (i) conflict with, or result in a breach of any of the terms of, or constitute a default under, its certificate of incorporation or by-laws,

                    (ii) conflict with or result in a breach of any of the terms of, or constitute a default under, any agreement, instrument, covenant or other restriction to which it is a party or by which any of its properties or assets are bound, or

                    (iii) conflict with any law, rule, regulation, order or decree or any rule of the Nasdaq Stock Market applicable to it or by which it is bound;

except, in each instance, for such conflicts, breaches or defaults as would not, individually or in the aggregate, adversely affect its ability to consummate the transactions contemplated hereby or thereby or materially and adversely affect its financial condition, business or assets.

               (d) Governmental Consent. Except for filings, consents, permits, approvals, registrations, qualifications, and authorizations which have been made or obtained by it, no filing, consent, permit, approval, registration, qualification or authorization of any governmental authority is required under existing laws, rules and regulations in connection with its execution and delivery of this Agreement. Except for the issuance of a certificate under section 116 of the Income Tax Act (Canada), no filing, consent, permit, approval, registration, qualification or authorization with or of any governmental authority is required to be made by Seragen US under existing laws, rules or regulations in connection with its consummation of the transactions contemplated hereby to be consummated at or prior to the Effective Closing. Except for filings, consents, permits, approvals, registrations, qualifications and authorizations which will have been made or obtained by Seragen US by the Issuance Date, no filing, consent, permit, approval, registration, qualification or authorization with or of any governmental authority will be required to be made by Seragen US under any laws, rules or regulations in connection with its consummation of the transactions contemplated hereby to be consummated on the Issuance Date.

               (e) Compliance with Other Agreements and Instruments. It is not in violation of any provisions of its certificate of incorporation or bylaws or, to its knowledge, any provision of any federal or state law, rule, regulation, judgment, writ, decree or order, which violation materially and adversely affects its business or financial condition.

               (f) Valid Issuance of Offered Shares. When issued and delivered on the Issuance Date, the Offered Shares (as defined in SECTION 13 hereof) so issued and delivered will be duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive rights, liens, claims or encumbrances. The issuance of the Offered Shares will be exempt from the registration requirements of the 1933 Act and will have been registered or qualified (or is exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

               (g) Accuracy of SEC Reports. All reports (the "SEC Reports") required to be filed by Seragen US since April 1, 1995, pursuant to Sections 13 and 15(d) of the 1934 Act have been duly filed, were in compliance with the requirements of their respective forms, and were complete and correct in all material respects as of the date at which the information contained therein was furnished.

               (h) Financial Statements. Included in the report on Form 10-K filed by Seragen US with the SEC for the year ended December 31, 1997 is the balance sheet of Seragen US as at December 31, 1997 and statements of income of Seragen US for the year then ended, audited by Arthur Andersen LLP, whose report thereon is included with such financial statements in the said report on Form 10-K. Such balance sheet fairly presents the financial condition and assets and liabilities (whether absolute, accrued, contingent or otherwise) of Seragen US as of the date thereof, and such statement of income fairly presents the results of operations of Seragen US for the period indicated, in each case in accordance with generally accepted accounting principles applied on a consistent basis.

               (i) Seragen Canada Balance Sheet. To the actual knowledge of Seragen US, (a) the Seragen Canada Balance Sheet correctly sets forth each asset of Seragen Canada and each Claim to which Seragen Canada is subject as of February 28, 1998; and (b) Seragen Canada has no assets and is not subject to any Claims not reflected on the Seragen Canada Balance Sheet except for (i) additional cash assets arising from interest paid on deposit accounts held by Seragen Canada, (ii) the rights of Seragen Canada pursuant to the Technology Agreement, and (iii) Claims arising pursuant to the terms of this Agreement.

               (j) Technology Agreement. To the actual knowledge of Seragen US, the Technology Agreement is in full force and effect as of the date hereof, no notice or other document for the purpose of termination of said agreement having been given or received by Seragen US and no agreement terminating the said agreement having been executed by the parties thereto.

               (k) Offered Shares Reserved. On the basis of the Average Closing Price Per Share effective for 20 consecutive trading days ending on the last trading day prior to the date hereof and assuming that the Offered Shares will be issued pursuant to the third sentence of SECTION 13(A), Seragen US has reserved a sufficient number of shares of Common Stock for the purpose of enabling it to satisfy its obligations to issue the Offered Shares pursuant hereto.


          3.     [Reserved]


          4.     Representations and Warranties of Investor Shareholders.
The Investor Shareholders each, for itself, hereby represents and warrants to Seragen US as follows:

               (a) Organization and Standing. It is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization and has the corporate or other power and authority to enter into, deliver and perform its obligations and undertakings under this Agreement and each other Transactional Document to which it will be a party.

               (b) Validity. The execution, delivery and performance by it of this Agreement and the other Transactional Documents to which it will be a party have been duly authorized and approved by all necessary corporate action. This Agreement has been, and each other Transactional Document to which it will be a party will upon the execution and delivery of such document by it have been, duly executed and delivered by it. This Agreement constitutes, and each other Transactional Document to which it will be a party will upon execution and delivery of such document by it constitute, its valid and binding obligation, enforceable against it in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

               (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transactional Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, by it do not and will not

                    (i) conflict with, or result in a breach of any of the terms of, or constitute a default under, its certificate of incorporation, statute of organization, or by-laws,

                    (ii) conflict with or result in a breach of any of the terms of, or constitute a default under, any agreement, instrument, covenant or other restriction to which it is a party or by which any of its properties or assets are bound, or

                    (iii) conflict with any law, rule, regulation, order or decree applicable to it or by which it is bound;

except, in each instance, for such conflicts, breaches or defaults as would not, individually or in the aggregate, adversely affect its ability to consummate the transactions contemplated hereby or thereby or materially and adversely affect its financial condition, business or assets.

               (d) Governmental Consent. Except for filings, consents, permits, approvals, registrations, qualifications and authorizations which have been made or obtained by it, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required under existing laws, rules and regulations in connection with its execution and delivery of this Agreement. No filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required to be made by it under existing laws, rules or regulations in connection with its consummation of the transactions contemplated hereby to be consummated at or prior to the Effective Closing. Except for filings, consents, permits, approvals, registrations, qualifications and authorizations which will have been made or obtained by it by the time of the Issuance Date, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority will be required to be made by it under any laws, rules or regulations in connection with its consummation of the transactions contemplated hereby to be consummated at the Issuance Date.

               (e)     Title.

                    (i) For Investor Shareholders other than CMDF, it is the registered and beneficial owner of the Warrant transferred to it by

Seragen Canada and its title to such Warrant is good, valid and enforceable, free and clear of any claims, liens, hypothecs, encumbrances or charges of any nature whatsoever.

                    (ii) For CMDF, it is the beneficial owner and The Canada Trust Company is the registered owner of the Warrant transferred to it by Seragen Canada and its title to such Warrant is good, valid and enforceable, free and clear of any claims, liens, hypothecs, encumbrances or charges of any nature whatsoever.

                    (iii) For Investor Shareholders other than CMDF, it is the registered and beneficial owner of the shares of Seragen Canada Stock indicated beside its name in SCHEDULE 4(E) and its title to such shares is good, valid and enforceable, free and clear of any claims, liens, hypothecs, encumbrances or charges of any nature whatsoever.

                    (iv) For CMDF, it is the beneficial owner and The Canada Trust Company is the registered owner of the shares of Seragen Canada Stock indicated beside its name in SCHEDULE 4(E) and its title to such shares is good, valid and enforceable, free and clear of any claims, liens, hypothecs, encumbrances or charges of any nature whatsoever.

               (f) Seragen Canada Balance Sheet. To the actual knowledge of such Investor Shareholder, (a) the Seragen Canada Balance Sheet correctly sets forth each asset of Seragen Canada and each Claim to which Seragen Canada is subject as of February 28, 1998; and (b) Seragen Canada has no assets and is not subject to any Claims not reflected on the Seragen Canada Balance Sheet except for (i) additional cash assets arising from interest paid on deposit accounts held by Seragen Canada, (ii) the rights of Seragen Canada pursuant to the Technology Agreement, and (iii) Claims arising pursuant to the terms of this Agreement.


          5. Seragen US Release. Seragen US hereby releases the Investor Shareholders and their respective directors, officers, employees, agents, representatives, successors and assigns, directors of Seragen Canada nominated by the Investors Shareholders pursuant to the Shareholders' Agreement, and Z. Sam Ruttonsha and their respective heirs, successors and assigns, and Seragen Canada from all Related Claims relating to any act, omission or circumstance whatsoever from the beginning of time to the date of this Agreement. The release for which provision is made in this SECTION 5 shall become effective upon, and only upon, the occurrence of the Effective Closing, failing which this release shall be deemed never to have occurred. Notwithstanding the foregoing provisions of this Section 5, the release set forth in this SECTION 5 (a) shall not extend to any Claim arising under or pursuant to the terms of any Transactional Document, including the provisions of SECTION 12, (b) shall not effect the termination of any Related Document or any other agreement or instrument whatsoever as the same may apply from and after the date of this Agreement, and (c) shall not effect the termination of any Transactional Document.


          6. Seragen Canada Release. Upon the consummation of the Effective Closing, and simultaneously therewith, Seragen Canada shall be deemed to have released Seragen US and the Investor Shareholders, and their respective directors, officers, employees, agents, representatives, successors and assigns, from all Related Claims relating to any act, omission or circumstance whatsoever from the beginning of time to the Effective Date. The release for which provision is made in this SECTION 6 shall become effective upon, and only upon, the occurrence of the Effective Closing, failing which this release shall be deemed never to have occurred. Notwithstanding the foregoing provisions of this Section 6, the release set forth in this Section 6 (a) shall not extend to any Claim arising under or pursuant to the terms of any Transactional Document, (b) shall not effect the termination of any Related Document or any other agreement or instrument whatsoever as the same may apply from and after the Effective Date, and (c) shall not effect the termination of any Transactional Document.


          7. Investor Shareholders Release. Each of the Investor Shareholders hereby releases Seragen US and its directors, officers, employees, agents, representatives, successors and assigns, directors of Seragen Canada nominated by Seragen US pursuant to the Shareholders' Agreement, other than Z. Sam Ruttonsha, and their respective heirs, successors and assigns, and Seragen Canada from all Related Claims relating to any act, omission or circumstance whatsoever from the beginning of time to the date of this Agreement. The release for which provision is made in this SECTION 7 shall become effective upon, and only upon, the occurrence of the Effective Closing, failing which this release shall be deemed never to have occurred. Notwithstanding the foregoing provisions of this Section 7, the release set forth in this SECTION 7 (a) shall not extend to any Claim arising under or pursuant to the terms of any Transactional Document, including the provisions of SECTIONS 12, 13 and 18, (b) shall not effect the termination of any Related Document or any other agreement or instrument whatsoever as the same may apply from and after the date of this Agreement, and (c) shall not effect the termination of any Transactional Document.


          8. No Assignment of Claims; No Transfer of Seragen Canada Stock; Operation of Seragen Canada.

               (a) No Assignment of Claims. Each of the parties hereto represents and warrants to the other parties that it has not assigned any Claims to be released pursuant to the provisions hereof or any rights under any agreement to be terminated pursuant to the provisions hereof to any third parties or another party to this Agreement. Each of the parties hereto covenants and agrees that it shall not, until the earlier to occur of the termination of this Agreement or the Effective Closing, assign any Claims to be released pursuant to the provisions hereof or any rights under any agreement to be terminated pursuant to the provisions hereof to any third party or another party to this Agreement.

               (b)     No Transfer of Seragen Canada Stock or Warrants.
Except as contemplated by SECTION 19, until the earlier to occur of the termination of this Agreement or the Effective Closing, no party hereto shall sell, transfer, assign, hypothecate or otherwise convey any right, title or interest in or to any shares of the capital stock of Seragen Canada or any Warrant held by it on the date hereof or enter into any agreement to do any of the foregoing.

               (c) Operation of Seragen Canada. Until the earlier to occur of the termination of this Agreement or the Effective Closing, Seragen Canada shall be operated solely for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, taking such steps as may be necessary to continue its corporate existence and comply with law, discharging its liabilities, and consummating the transactions contemplated hereby, including, without limitation, the transactions contemplated by SECTION 19 hereof, but not for the purpose of continuing the business for which it was organized, disposing of its assets, or otherwise taking any action otherwise than as contemplated by this Agreement. Each of Seragen US and the Investor Shareholders agrees to take such actions as may be necessary to ensure the compliance of the board of directors of Seragen Canada with this CLAUSE (C).


          9.     Forbearance.

               (a) Forbearance by the Investor Shareholders. The Investor Shareholders agree, until the earlier of the Effective Closing and the termination of this Agreement, (i) to forbear from exercising their Put Rights and any other right or remedy that they may now or in the future have under or pursuant to Articles 6, 7 and 10 of the Shareholders' Agreement and (ii) to forbear from exercising any Warrant or any right or remedy that they may now or in the future have under or pursuant to any Warrant or any provision of the Warrant Indenture.

               (b) Forbearance by Seragen Canada. Seragen Canada agrees, until the earlier of the Effective Closing and the termination of this Agreement, to forbear from exercising any right or remedy that it may have under or pursuant to the Technology Agreement, including the right to terminate such agreement.

               (c) Forbearance by Seragen US. Seragen US agrees, until the earlier of the Effective Closing and the termination of this Agreement, to forbear from exercising any right or remedy that it may have under or pursuant to the Technology Agreement, including the right to terminate such agreement.


          10. Termination of Certain Agreements and Instruments. Simultaneously with the Effective Closing, the Shareholders' Agreement and Warrants shall, automatically and without the need for further action by any person, be terminated, and at and after the time of the Effective Closing such agreements and instruments shall be null, void, and have no further force or effect whatsoever. At the Effective Closing, each of the Investor Shareholders shall deliver to Seragen US all Warrants that were transferred to it by Seragen Canada. The parties hereto acknowledge and agree that the cancellation of the Warrants pursuant to this Section 10 finally and completely terminates the trust created under the Warrant Indenture and that, accordingly, the Warrant Indenture shall have no further force or effect.


          11.     [Reserved]

          12.     Indemnification.

               (a) Indemnification by the Investor Shareholders. Each of the Investor Shareholders, individually and not solidarily (jointly and severally) on the basis of each such Investor Shareholder's proportionate entitlement to receive shares of the Common Stock of Seragen US pursuant to
SECTION 13(A), shall indemnify Seragen US and its directors, officers, employees and agents and directors of Seragen Canada nominated by Seragen US pursuant to the Shareholders' Agreement, other than Z. Sam Ruttonsha, and hold them harmless from and against any and all Liabilities (including, without limitation, Liabilities incurred by any of the aforesaid indemnified parties in their capacity as a shareholder, creditor or obligee of Seragen Canada and any Liability arising from or attributable to any encumbrance, of whatever nature, on the rights granted by Seragen US to Seragen Canada pursuant to the Technology Agreement) arising from or relating to, directly or indirectly, (i) the organization, funding, operation, or any other act or activity of or relating to Seragen Canada from the beginning of time to the Effective Date (including, without limitation, the transactions contemplated hereby to occur at the Effective Closing) and (ii) the winding up, dissolution or liquidation of Seragen Canada and the termination of Seragen Canada's rights under the Technology Agreement in connection therewith; excluding, however, in the case of both clauses (i) and (ii), any Liabilities to the extent the same arise pursuant to or are otherwise attributable to the Eli Lilly Agreement or any breach or inaccuracy of a representation, warranty or covenant of Seragen US contained in this Agreement. The provisions of this SECTION 12(A) shall become effective upon, and only upon, the occurrence of the Effective Closing.

               (b) Indemnification by Seragen US. Seragen US shall indemnify Seragen Canada and its directors, officers, employees and agents and hold them harmless from and against any and all Liabilities arising from or pursuant to the Eli Lilly Agreement in respect of any act or circumstance whatsoever from the beginning of time to the Effective Date (including, without limitation, the transactions contemplated hereby to occur at the Effective Closing). The provisions of this SECTION 12(B) shall become effective upon, and only upon, the occurrence of the Effective Closing.

               (c) Indemnification Procedure. Any party that proposes to assert the right to be indemnified under this SECTION 12 shall, promptly after receipt of notice of commencement of any action, suit or proceeding in respect of which a claim is to be made against an indemnifying party or parties under this SECTION 12, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in this SECTION 12 shall be available to any party who shall fail to give notice as provided in this CLAUSE (C) to the extent the indemnifying party was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this SECTION 12. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party to such indemnifying party of indemnifying party's counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but, after the assumption of the defense of such action by an indemnifying party, the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

               (d) Certain Limitations. Amounts payable by any Investor Shareholder pursuant to the provisions of this SECTION 12, exclusive of attorneys' fees and court costs payable pursuant to such provisions, shall be limited to an amount that is, when taken together with all other payments made by such Investor Shareholder pursuant to this SECTION 12, not in excess of the amount paid in the Redemption Transactions by Seragen Canada for such Investor Shareholder's shares of Seragen Canada Stock. In addition, the aggregate indemnity payable by the Investor Shareholders pursuant to CLAUSE (II) of the first sentence of SECTION 12(A) shall be limited to the amount of Liabilities that would have arisen had the value of Seragen Canada's rights under the Technology Agreement as of the time of the winding up, dissolution or liquidation of Seragen Canada giving rise to the indemnity obligation been equal to the value of Seragen Canada's rights under the Technology Agreement on the Effective Date.


          13.     Stock Issuance to Investor Shareholders.

               (a) Issuance of Common Stock. In consideration of the entering into of this Agreement by the Investor Shareholders, on the Issuance Date Seragen US shall issue to each of the Investor Shareholders that number of shares of Common Stock (collectively, the "Offered Shares") specified in this SECTION 13(A). In the event that a Qualified Offering has occurred by the Issuance Date, the number of shares of Common Stock to be issued by Seragen US to each Investor Shareholder shall equal the dollar amount set forth opposite such Investor Shareholder's name on SCHEDULE 13(A) divided by the Qualified Offering Price (as hereinafter defined). In the event that no Qualified Offering has occurred by the Issuance Date, the number of shares of Common Stock to be issued by Seragen US to each Investor Shareholder shall equal the dollar amount set forth opposite such Investor Shareholder's name on
SCHEDULE 13(A) divided by the Average Closing Price Per Share for the 20 consecutive trading days ending on the last trading day prior to the Issuance Date. Notwithstanding the provisions of the foregoing sentence, in the event that a Disposition Transaction should be consummated between Seragen US and Ligand Pharmaceuticals Incorporated ("Ligand"), which Disposition Transaction is in the form of a merger of a wholly-owned subsidiary of Ligand into Seragen US in which

          (i) the aggregate per share consideration to be delivered to holders of Common Stock outstanding immediately prior to the effective time of such merger, both fixed and contingent and whether at the effective time of the merger or at a later date, is not less than an aggregate of U.S.$0.73 in freely tradable common stock of Ligand valued, (A) in the case of Ligand common stock to be issued at the effective time of the merger, at the average closing per share sale price for the five trading days immediately preceding the date of the execution of the definitive merger agreement (with Ligand to have the option, but with such option to be exercised prior to the signing and announcement of the definitive merger agreement, to provide all or part of such consideration in cash) and, (B) in the case of Ligand common stock to be issued subsequently to the effective date of the merger, at the average closing per share sale price for the ten trading days immediately preceding the issuance date (with Ligand to have the option, which may be exercised at any time up to the date of issuance, to provide all or part of such consideration in cash), and

          (ii) the Investor Shareholders will be entitled to receive, pursuant to the terms of the definitive merger agreement in respect of shares of Common Stock to be issued to the Investor Shareholders pursuant hereto not less than an aggregate of U.S.$2,400,000, of which not less than U.S.$1,643,835 will be payable at the effective time of the merger with the balance to be payable, subject to such contingencies as shall be generally applicable to shares of Common Stock issued and outstanding immediately prior to the effective time of the merger, at a later date, in freely tradable common stock of Ligand valued,
(A) in the case of Ligand common stock to be issued at the effective time of the merger, at the average closing per share sale price for the five trading days immediately preceding the date of the execution of the definitive merger agreement (with Ligand to have the option, but with such option to be exercised prior to the signing and announcement of the definitive merger agreement, to provide all or part of such consideration in cash) and, (B) in the case of Ligand common stock to be issued subsequently to the effective date of the merger, at the average closing per share sale price for the ten trading days immediately preceding the issuance date (with Ligand to have the option, which may be exercised at any time up to the date of issuance, to provide all or part of such consideration in cash), the number of shares of Common Stock to be issued by Seragen US to each Investor Shareholder in connection with such Disposition Transaction shall equal the dollar amount set forth opposite such Investor Shareholder's name on
SCHEDULE 13(A) divided by U.S. $0.73.

               (b) Determination of Qualified Offering Price. The Qualified Offering Price shall be determined in the initial instance by the board of directors of Seragen US in accordance with the definitions set forth in SECTION 13(H) and notice thereof (the "Valuation Notice") shall be given to the Investor Shareholders not less than seven days prior to the Issuance Date. The Valuation Notice shall include final versions of all agreements and other documents setting forth the terms of the Qualified Offering and shall set forth in reasonable detail the basis for the board of directors' determination of the Qualified Offering Price. In the event that none of the Investor Shareholders gives notice to Seragen US within seven days of the date of the Valuation Notice that it disputes the Valuation Notice, the Qualified Offering Price as set forth in the Valuation Notice shall be final and binding on the parties hereto. In the event that any of the Investor Shareholders at any time within seven days of the date of the Valuation Notice gives notice (the "Dispute Notice") to Seragen US that it disputes the Valuation Notice, the Qualified Offering Price shall be determined by the Boston, Massachusetts office of Arthur Andersen LLP (the "Accountant") in accordance with the definitions set forth in SECTION 13(H). The determination of the Qualified Offering Price shall be submitted to the Accountant by Seragen US within five days following the date of the Dispute Notice. In connection with such submission, Seragen US shall deliver to the Accountant final versions of all agreements and other documents setting forth the terms of the Qualified Offering and shall simultaneously, by facsimile transmission, give notice of such submission (indicating the partner of the Accountant responsible for the matter and the address to which written submissions to the Accountant may be sent) to each of the other parties hereto. Any party hereto may, during the seven day period following the submission of the determination of the Qualified Offering Price to the Accountant, make such written submissions as it wishes to the Accountant regarding the determination of the Qualified Offering Price. Copies of any such submission shall be sent to all other parties hereto by facsimile transmission. The Accountant shall determine the Qualified Offering Price in accordance with the provisions hereof within fourteen days following the date on which the determination of the Qualified Offering Price was submitted to it by Seragen US. The Accountant shall assume for purposes of such determination that the Issuance Date will occur on the fourteenth day following the date on which the determination of the Qualified Offering Price was submitted to the Accountant. The Qualified Offering Price as determined by the Accountant may be higher, lower, or equal to the determination of the Qualified Offering Price made by the board of directors of Seragen US. The determination of the Accountant shall be final and binding upon each of the parties hereto. The fees and disbursements of the Accountant in connection with the determination of the Qualified Offering Price shall be paid one-half by Seragen US and one-half collectively by the Investor Shareholders. The Qualified Offering Price as determined pursuant to this SECTION 13(B) shall apply with respect to any Issuance Date that occurs by virtue of the closing of a Qualified Offering within 40 days of the date of the Valuation Notice. A Qualified Offering Price for an Issuance Date that occurs by virtue of the closing of a Qualified Offering after such 40-day period shall again be determined in accordance with this SECTION 13(B).

                    (c) Delivery of Stock Certificates. On the Issuance Date, Seragen US shall deliver to each Investor Shareholder certificates evidencing the Offered Shares to which such Investor Shareholder is entitled pursuant to the provisions of this SECTION 13.

                    (d) Fractional Shares. No fractional shares or scrip representing fractions of shares shall be issued in connection with the Offered Shares, but the number of shares issuable to each of the Investor Shareholders shall be rounded down or up, as the case may be, to the nearest whole number of shares.

                    (e)     Certain Covenants.

                         (i)     Seragen US shall, from the date hereof
through the earlier of the Issuance Date and the termination of this
Agreement:

                              (A)  deliver to each Investor Shareholder a copy
of all information and disclosure documents which Seragen US sends by way of general distribution to holders of Common Stock contemporaneously with delivery of the same to the holders of Common Stock;

                              (B)  deliver to each Investor Shareholder a copy
of each report that it is required to prepare and file with the SEC pursuant to Sections 13 and 15(d) of the 1934 Act and that is made publicly available pursuant to the rules of the SEC upon filing within ten days of such document being filed with the SEC;

                              (C) ensure that all reports required to be filed
by Seragen US on or after the date of this Agreement pursuant to Sections 13 and 15(d) of the 1934 Act are duly and timely filed, are in compliance with the requirements of their respective forms, and are complete and correct in all material respects as of the date at which the information contained therein is furnished;

                              (D)     within ten days of the last day of each
calendar quarter (an "Adjustment Date"), make such adjustments in the number of shares of Common Stock reserved by it for the purpose of enabling it to satisfy its obligations to issue the Offered Shares pursuant hereto as may be necessary to ensure that it has sufficient shares of Common Stock reserved for that purpose, assuming that the Offered Shares were to be issued pursuant to the third sentence of SECTION 13(A) as of the Adjustment Date; and

                              (E)     forbear, and, following the Effective
Closing, cause Seragen Canada to forbear, from exercising any right or remedy that it may have under or pursuant to the Technology Agreement to terminate such Agreement.

                         (ii)     Seragen US, on the Issuance Date and in any
event within ten days thereof, shall file:

                              (A)     with the Ontario Securities Commission,
a Form 20 with respect to the issuance of the Offered Shares to such of the Investor Shareholders who are residents of the Province of Ontario, together with the applicable filing fee; and

                              (B)     with the Quebec Securities Commission, a
report of distribution with respect to the issuance of the Offered Shares to such of the Investor Shareholders who are residents of the Province of Quebec, together with the applicable filing fee.

                    (f) Guaranty by Seragen Canada. At the Effective Closing, Seragen Canada shall execute and deliver to the Investor Shareholders
(i) a Guaranty in the form of SCHEDULE 13(F)(I) hereto, (ii) a Security Agreement in the form of SCHEDULE 13(F)(II) hereto, and (iii) a financing statement in the form of SCHEDULE 13(F)(III) hereto.

                    (g) Certain Adjustments. In the event that a Disposition Transaction or Qualified Offering has been consummated prior to the Effective Date, the board of directors of Seragen US shall make and/or negotiate such adjustments to the rights accorded to the Investor

Shareholders pursuant to this SECTION 13 and SECTION 18 as it may, in its reasonable discretion, determine to be necessary and appropriate to place the Investor Shareholders in the same position (i.e., the right to receive shares of Common Stock worth in the aggregate U.S.$ 2,400,000 and registration rights in connection therewith) they would have been in had the Issuance Date occurred (and had the Common Stock contemplated in SECTION 13(A) been issued to the Investor Shareholders), in the case of a Disposition Transaction, immediately prior to the consummation of the Disposition Transaction or, in the case of a Qualified Offering, simultaneously with the completion of the Qualified Offering.

                    (h)     Certain Definitions.  For purposes hereof,

                         (i) "Qualified Offering Price" means (A) the sum of
(I) the pre-money valuation of Seragen US as of the Issuance Date, as indicated by the terms upon which Seragen US securities are to be issued in the Qualified Offering, plus (II) the amount that would be received by Seragen US in the event that all Relevant Stock Rights (as hereinafter defined) were to be exercised immediately prior to the Qualified Offering, divided by (B) the sum of (I) the number of shares of Common Stock issued and outstanding immediately prior to the Qualified Offering, plus (II) the number of shares of Common Stock that would be issuable immediately prior to the closing of the Qualified Offering were all Relevant Stock Rights and Free Stock Rights (as hereinafter defined) to be exercised as of such time.

                         (ii) "Relevant Stock Rights" means all options,
warrants or other securities (convertible, exchangeable or otherwise) issued by Seragen US entitling the holder thereof to acquire a share of Common Stock for a specified consideration that is greater than zero but less than or equal to (A) the pre-money valuation of Seragen US as of the Issuance Date indicated by the terms upon which Seragen US securities are to be issued in the Qualified Offering, divided by (B) the sum of (I) number of shares of Common Stock issued and outstanding immediately prior to the Qualified Offering, plus
(II) the number of shares of Common Stock that would be issuable immediately prior to the closing of the Qualified Offering were all Free Stock Rights to be exercised as of such time. "Relevant Stock Rights" shall not include any options, warrants or other securities that are not by their terms fully vested and currently exercisable as of the Issuance Date or such rights as USSC has pursuant to section 5.2 of the USSC Agreement to acquire shares of Common Stock in connection with a decision by it not to exercise the Option (as defined in the USSC Agreement).

                         (iii) "Free Stock Rights" means all options,
warrants, or other securities (convertible, exchangeable or otherwise) entitling the holder thereof to acquire shares of Common Stock without the payment of any additional consideration to Seragen US in connection therewith. Without limiting the foregoing, "Free Stock Rights" shall include the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock of Seragen US and any other series of the Preferred Stock of Seragen US that may be issued by Seragen US in the future having terms substantially identical to the terms of any of the aforesaid series of the Preferred Stock of Seragen US. "Free Stock Rights" shall not include any options, warrants or other securities that are not by their terms fully vested and currently exercisable as of the Issuance Date or such rights as USSC has pursuant to section 5.2 of the USSC Agreement to acquire shares of Common Stock in connection with a decision by it not to exercise the Option.

          14.     Restricted Stock; Offshore Transaction

               (a) Restricted Stock. Each of the Investor Shareholders understands that, except to the extent explicitly set forth in SECTION 18 hereof, (a) the Offered Shares to be delivered to it hereunder will not have been registered under the 1933 Act or the securities laws of any state or other jurisdiction and will not be included in any registration statement filed by Seragen US under the 1933 Act or otherwise registered for reoffer or resale and (b) it will have to hold such shares indefinitely unless they are transferred in accordance with an effective registration statement under the 1933 Act and appropriately registered (or qualified) under applicable securities laws of any state or foreign jurisdiction or pursuant to an exemption from registration or qualification under the 1933 Act or any other applicable securities legislation.

               (b) Offshore Transaction. Each of the Investor Shareholders understands that the offering and sale of the Offered Shares hereunder is intended to be exempt from registration under the 1933 Act by virtue of Regulation S promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement, and Seragen US may rely upon such representations, warranties and agreements in connection therewith. Each of the Investor Shareholders represents that it is not a U.S. Person and is not acquiring the Offered Shares for the benefit of a U.S. Person. Each of the Investor Shareholders represents that it is outside the U.S. as of the date of execution and delivery of this Agreement. The Investor Shareholders will not transfer the Offered Shares in violation of the provisions of any applicable securities laws and acknowledge that Seragen US will refuse to register any transfer of the Offered Shares which fails to comply with the provisions of this SECTION 14 and SECTION 16.


          15. Certain Securities Law Matters. Each of the Investor Shareholders, for itself, represents and warrants to Seragen US as follows:

               (a) The Investor Shareholder is acquiring the Offered Shares to be issued to it hereunder for investment, and not with a view to the resale or distribution thereof, and it does not now have any intention of selling or otherwise disposing of any of the Offered Shares. The Investor Shareholder's financial condition and investments are such that it is in a financial position to hold the Offered Shares to be issued to it hereunder for an indefinite period and to bear the economic risk of, and withstand a complete loss of, its investment in such Offered Shares. By virtue of the expertise of the Investor Shareholder, the advice available to it, and its previous financial experience, it has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions, contemplated by this Agreement.

               (b) The Investor Shareholder has obtained and carefully examined the SEC Reports and the financial statements contained therein and acknowledges that Seragen US has made available to it all documents and information that it has requested relating to Seragen US and has provided answers to all of its questions concerning Seragen US and its capital stock, business and financial affairs.

               (c) The Offered Shares are being received by the Investor Shareholder as principal for its own account for investment, not for the benefit of any other person, and not with a view to the sale or distribution of all or any part of the Offered Shares, and, except in the case of HCBVF, the Offered Shares have an aggregate acquisition cost to the Investor Shareholder of not less than Can$150,000.

               (d) The Investor Shareholder was not created or established solely to acquire the Offered Shares, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation.

               (e) HCBVF represents and warrants to Seragen US that it is an "exempt purchaser" for purposes of the Securities Act (Ontario).


          16.     Limitation on Transfers.

               (a) Compliance with U.S. Securities Laws. None of the Investor Shareholders shall sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any of the Offered Shares in the United States of America in the absence of (i) an effective registration statement under the 1933 Act in respect of such shares and the registration or qualification of such shares under any applicable securities laws of any state or foreign jurisdiction then in effect or (ii) an opinion of counsel, satisfactory to Seragen US, that such registration and qualification are not required.

               (b) Compliance with Canadian Securities Laws. None of the Investor Shareholders shall offer, sell, assign, renounce or transfer any of the Offered Shares in Canada or to any resident of any province or territory of Canada except in compliance with applicable Canadian provincial securities laws.


          17. Stock Legend. The following legend, or a legend in substantially similar form, shall be endorsed upon the certificate(s) evidencing the Offered Shares:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR SUCH STATE LAWS OR PURSUANT TO REGISTRATION UNDER, OR AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS EVIDENCED BY AN OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY)

OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

               NO PROSPECTUS HAS BEEN FILED TO QUALIFY THE DISTRIBUTION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT OF ANY PROVINCE OR TERRITORY OF CANADA, EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN PROVINCIAL SECURITIES LAWS.


          18.     Registration Under the 1933 Act

               (a)     Definitions.  In this SECTION 18:

                    (i) "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York, the Province of Quebec, or the Province of Ontario are authorized by law to remain closed.

                    (ii) "Holder" means the person or persons to whom Seragen US has issued Offered Shares and their respective permitted transferees, successors and assigns. If there is more than one Holder at any time, each such Holder shall be entitled to the rights and privileges granted hereunder. All Holders of record shall receive the notices contemplated in SECTION 18(C) and (D) below.

                    (iii) "Qualifying Registration" means any registration of securities by Seragen US with respect to which it is required, pursuant to the terms of SECTION 18(D)(I), to given written notice of its intention to effect such registration to the Holders. For the avoidance of doubt, no registration of securities by Seragen US shall constitute a Qualifying Registration unless such registration is effected following the date of this Agreement.

                    (iv) "Registrable Securities" means the Offered Shares and any securities issued or issuable with respect to the Offered Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                    (v) Except as otherwise expressly excluded herein, "Registration Expenses" means any and all expenses incurred in connection with any registration or action incident to performance of or compliance by Seragen US with this SECTION 18, including, without limitation, (A) all SEC, national securities exchange and NASD registration and filing fees; (B) all listing fees and all transfer agent fees; (C) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), excluding all fees and expenses of complying with state securities or blue sky laws, compliance with which is requested by the Holder but not by any underwriter in connection with blue sky qualifications of the Registrable Securities; (D) all printing, mailing, messenger and delivery expenses; and (E) all fees and disbursements of counsel for Seragen US and of its accountants, including the expenses of any special audits or procedures or any reviews and/or "cold comfort" letters required by or incident to such performance and compliance; but excluding underwriting discounts and commissions, brokerage fees and transfer taxes due in connection with the sale of the Registrable Securities by the Holders thereof, if any, and fees of counsel or accountants retained by the Holders of Registrable Securities to advise them in their capacity as Holders.

                    (vi) "Restricted Securities" means the Registrable Securities upon original issuance thereof. A Registrable Security ceases to be a Restricted Security when (A) it has been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering it; (B) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act; or (C) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing legends restricting the free transferability thereof and not subject to any stop transfer order has been delivered by or on behalf of Seragen US and no other restriction on transfer exists.

                    (vii) "Underwritten registration" or "underwritten offering" means a registration in which securities of Seragen US are sold pursuant to a firm commitment underwriting.

               (b) Benefits. The securities entitled to the benefits of this Agreement are the Registrable Securities, but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security.

               (c)     Demand Registration Under the 1933 Act.

                    (i) Requests for Demand Registration. At any time after Seragen US has effected a Qualifying Registration, the Holder or Holders of 50% or more of the outstanding Registrable Securities, by written request delivered to Seragen US, may request registration under the 1933 Act of all or any portion of the Registrable Securities held by the Holder or Holders for sale in the manner specified in such request. Notwithstanding the provisions of the foregoing sentence, Seragen US shall not be required to effect a Demand Registration pursuant to this SECTION 18(C) unless one or more Holders has previously sought to have Registrable Securities included in a Piggyback Registration pursuant to SECTION 18(D) and all of such Registrable Securities were not included in such registration as a result of Seragen US' having invoked the provisions of SECTION 18(D)(V). Each initial request for a registration pursuant to this SECTION 18(C) shall specify the number of Registrable Securities requested to be registered and sold by each Holder, the method of disposition to be employed, and the anticipated per share price range for such offering. Within 10 days after receipt of any request for registration under this SECTION 18(C), Seragen US shall promptly give written notice to any other Holders of Registrable Securities from whom notice has not been received. Seragen US shall include in such registration (for sale in accordance with the method of disposition specified in the initial request) all Registrable Securities specified in the initial request and all Registrable Securities with respect to which Seragen US has received written requests for inclusion therein within 20 days after the receipt of the notice from Seragen US contemplated by the foregoing sentence, which written requests shall specify the number of Registrable Securities to be included. Any requests for registration pursuant to this SECTION 18(C)(I), including any requests made in response to the written notice from Seragen US referred to in the preceding sentence, shall be referred to herein as a "Demand Registration Request," and all registrations requested pursuant to this SECTION 18(C) are referred to herein as "Demand Registrations". In the case of any Demand Registration, Seragen US shall file an appropriate registration statement as provided herein within 60 days following the initial request for such Demand Registration pursuant to the first sentence of this SECTION 18(C)(I) and shall use its best efforts to have such registration declared effective as soon as possible following such filing; provided, however, that if, in connection with any Demand Registration requested more than 90 days following a Piggyback Registration in which one or more Holders sought to have Registrable Securities included pursuant to SECTION 18(D) but all of which Registrable Securities were not included in such Piggyback Registration as a result of Seragen US' having invoked the provisions of SECTION 18(D)(V), Seragen US shall furnish to the requesting Holders a certificate signed by its chief executive officer stating that in the good faith judgment of Seragen US' board of directors it would be seriously detrimental to Seragen US or its shareholders for a registration statement to be filed in the near future, then Seragen US' obligation to file such a Demand Registration shall be deferred for a period not to exceed 180 days from the date of the initial request for such Demand Registration pursuant to the first sentence of this SECTION 18(C)(I).

                    (ii) Number of Demand Registrations. Seragen US shall not be required to effect more than one Demand Registration pursuant to this
SECTION 18(C). Demand Registrations shall be registered on Form S-2, Form S-3 or on any similar short-form registration statement if Seragen US is at the time of the Demand Registration permitted to use any such short form. Notwithstanding anything to the contrary contained herein, a registration shall count as a Demand Registration only when a registration statement covering all Registrable Securities covered by Demand Registration Requests shall have become effective (except that if, after it has become effective, the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC, such registration shall be deemed not to have been effected unless such stop order, injunction or other order or request shall subsequently have been vacated or otherwise removed); provided, however, that if a registration statement filed by Seragen US pursuant to a Demand Registration Request shall be abandoned or withdrawn at the request of the selling Holder or Holders or interfered with by any stop order, injunction or other order or requirement of the SEC due solely and exclusively to the fault of any selling Holder, then, unless one or more of such Holders shall, promptly upon receipt of a request by Seragen US therefor, supported by an invoice setting forth the expenses in reasonable detail, reimburse Seragen US for the Registration Expenses in respect of such registration statement, Seragen US shall be deemed to have effected a Demand Registration.

                    (iii) Selection of Underwriters. If the method of disposition specified by the Holders initiating the Demand Registration shall be an underwritten public offering, Seragen US shall designate the managing underwriter of such offering.

                    (iv) Priority on Demand Registrations. Seragen US shall be entitled to include in any registration statement referred to in this
SECTION 18(C), for sale in accordance with the method of disposition specified by the Holders requesting a Demand Registration, securities of the same class and series as those requested to be registered by the Holders to be sold by Seragen US for its own account or by other stockholders of Seragen US for their account, except that if the managing underwriters advise Seragen US in writing that in their opinion the number of such securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering (the "Maximum Number"), then Seragen US will limit the number of securities included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (A) first, the Registrable Securities covered by Demand Registration Requests, which shall be pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be registered by each such Holder, (B) second, securities Seragen US proposes to sell, and (C) third, other securities requested to be included in such registration.

                    (v) Exception. Anything in this SECTION 18(C) to the contrary notwithstanding, Seragen US shall not be required to file a registration statement requested pursuant to this SECTION 18(C) if counsel for Seragen US shall deliver an opinion that, pursuant to Rule 144 under the 1933 Act ("Rule 144") or otherwise, the Holder or Holders making the Demand Registration Requests can publicly sell immediately all of the Registrable Securities covered by the Demand Registration Requests without registration under the 1933 Act and without limitation on the manner of sale or the number of Registrable Securities sold.

                    (vi) Payment of Registration Expenses for Demand Registration. Seragen US shall pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to a Demand Registration Request.

               (d)     Piggyback Registration.

                    (i) Right to Include Registrable Securities. If at any time Seragen US proposes to register any of its securities under the 1933 Act on any form for the registration of securities under such Act, whether or not for its own account (other than (A) by a registration statement which would not by law be available for the Registrable Securities, (B) any registration effected solely to implement an employee benefit plan, or (C) any registration effected solely to implement a transaction to which Rule 145 of the SEC is applicable) (a "Piggyback Registration"), it shall as expeditiously as possible give written notice to all Holders of its intention to do so.
Upon the written request of any Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Seragen US shall include in the registration statement the Registrable Securities which Seragen US has been so requested to register by the Holders thereof. The rights set forth in this SECTION 18(D)(I) are hereinafter sometimes referred to as "Piggyback Registration Rights."

                    (ii) Withdrawal of Piggyback Registration by Seragen US. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related registration statement, Seragen US shall determine for any reason not to proceed with the Piggyback Registration, Seragen US shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of Seragen US pursuant to SECTION 18(E)(II) and (III) shall cease if Seragen US determines to terminate prior to such effective date any Piggyback Registration.

                    (iii) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an offering by or through underwriters, then (A) all Holders requesting to have their Registrable Securities included in Seragen US' registration statement must sell their Registrable Securities to the underwriters selected by Seragen US on the same terms and conditions as apply to all other selling shareholders or, if none, to Seragen US and (B) any Holder requesting to have such Holder's Registrable Securities included in such registration statement may elect in writing, not later than five Business Days prior to the effectiveness of the registration statement filed in connection with such registration, not to have such Holder's Registrable Securities so included in connection with such registration.

                    (iv) Payment of Registration Expenses for Piggyback Registration. Seragen US shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right.

                    (v) Priority in Piggyback Registration. If a Piggyback Registration involves an offering by or through underwriters, Seragen US shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in Seragen US' registration statement that such inclusion would materially adversely affect such offering; provided, however, that (A) if other selling shareholders who are employees, officers, directors or affiliates of Seragen US have requested registration of securities in the proposed offering, such reduction or elimination shall, except as may be required by any registration rights granted by Seragen US prior to the date hereof, be first applied to shares sought to be registered by such persons and
(B) if other selling shareholders who are exercising "piggyback registration rights" similar to those set forth herein have requested registration of securities in the proposed offering, such reduction or elimination shall, except as may be required by any registration rights granted by Seragen US prior to the date hereof and as may otherwise be provided by CLAUSE (A) of this sentence, be pro rata among such other shareholders' securities and the Holders' Registrable Securities in proportion to the respective number of securities requested to be registered by each shareholder; and provided, further, that if Seragen US in the future grants "piggyback registration rights" to other shareholders or holders of rights to subscribe for or otherwise acquire securities of Seragen US that provide more favorable treatment to such shareholders' securities in any registration involving the reduction or elimination of securities than the treatment provided herein with respect to the Registrable Securities, the Holders of

Registrable Securities shall be accorded priority in any registration involving the reduction or elimination of securities sought to be registered therein equal to the priority accorded to such other shareholders' securities under the terms of their "piggyback registration rights."

               (e)     Registration Procedures.

                    (i) Lockup Agreement. If Seragen US or the managing underwriters so request in connection with an underwritten registration in which Registrable Securities are included, and the directors, officers, employees and affiliates of Seragen US similarly agree, each Holder of Registrable Securities whose Registrable Securities are included therein shall not, without the prior written consent of Seragen US or such underwriters, effect any public sale or other distribution of any equity securities of Seragen US, including any sale pursuant to Rule 144, during the seven days prior to, and during the 90-day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration.

                    (ii) Effective Registration Statements. In the case of each registration effected by Seragen US pursuant to this SECTION 18, Seragen US shall use its best efforts

                         (A) to keep such registration effective for a period
of 120 days, or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (I) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of Seragen US; and (II) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, the applicable period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that, in the case of this CLAUSE
(II), applicable rules under the 1933 Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the 1933 Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information of the type set forth in clauses (1) and (2), above, that is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act; and

                         (B) to prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement.

                    (iii) Certain Procedures. If and whenever Seragen US is required to use its best efforts to effect or cause the registration of any Registrable Securities under the 1933 Act as provided in this SECTION 18, Seragen US shall:

                         (A)     furnish to each selling Holder of Registrable
Securities and the underwriters, if any, without charge, as many copies of the registration statement, the prospectus or prospectuses (including each preliminary prospectus) relating to the Piggyback Registration and any amendment or supplement thereto as they may reasonably request;

                         (B)     enter into such agreements (including an
underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering, (I) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (II) obtain opinions of counsel to Seragen US and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (III) obtain "cold comfort" letters and updates thereof from Seragen US' accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (IV) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of SECTION 18(E)(V) hereof with respect to all parties to be indemnified pursuant to said Section; and (V) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (I) of this SECTION 18(E)(III)(B) and with any customary conditions contained in the underwriting agreement or other agreement entered into by Seragen US; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                         (C)     make available for inspection by one or more
representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of Seragen US, and cause Seragen US' officers, directors and employees to supply all information reasonably requested by any such representatives in connection with such disposition;

                         (D)     otherwise (I) use its best efforts to comply
with all applicable federal and state regulations and (II) take such other action as may be reasonably necessary or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Holder or underwriter shall have requested that the Registrable Securities be sold; provided, however, that Seragen US shall not be required to register or qualify Registrable Securities in any jurisdiction outside of the United States of America or where such registration or qualification would require Seragen US to qualify to do business or give a general consent to service of process or otherwise impose an unreasonable burden on Seragen US.

Except as otherwise provided in this Agreement, Seragen US shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each registration statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the registration statement.

                    (iv)     Cooperation by Prospective Sellers, etc.

                         (A)     Each prospective seller of Registrable
Securities shall furnish to Seragen US in writing such information as Seragen US may reasonably require from such seller, and otherwise reasonably cooperate with Seragen US in connection with any registration statement with respect to such Registrable Securities. In the event that Seragen identifies any deficiency in information provided by a Holder pursuant to this clause (A), Seragen shall inform the Holder of such deficiency and afford the Holder a reasonable opportunity to correct such deficiency.

                         (B)     The failure of any prospective seller of
Registrable Securities to furnish any information or documents in accordance with any provision contained in this SECTION 18(E) shall not affect the obligations of Seragen US under this SECTION 18 to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to Seragen US or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                         (C)     The Holders of Registrable Securities
included in any registration statement shall not (until further notice) effect sales thereof after receipt of telegraphic or written notice from Seragen US, which notice shall be given only upon a good faith determination by the board of directors of Seragen US that the registration statement requires amendment or updating pursuant to applicable law, to suspend sales to permit Seragen US to correct or update such registration statement or prospectus; provided, however, that the obligations of Seragen US with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect and Seragen US shall use its best efforts to limit any such suspension to a period of not more than 120 days.

                         (D)     At the end of any period during which Seragen
US is obligated to keep any registration statement current and effective pursuant to this SECTION 18, the Holders of Registrable Securities included in such registration statement shall discontinue sales of Registrable Securities pursuant to such registration statement upon receipt of notice from Seragen US of its intention to remove from registration the Registrable Securities covered by such registration statement which remain unsold, and such Holders shall notify Seragen US of the number of Registrable Securities registered which remain unsold promptly after receipt of such notice from Seragen US.

                    (v)      Indemnification.

                         (A)     Indemnification by Seragen US.  In connection
with each registration statement relating to disposition of Registrable Securities, Seragen US shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such registration statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to Seragen US by the Holder or underwriter specifically for use therein. Seragen US shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. The indemnification obligation imposed on Seragen US under this
SECTION 18(E)(V)(A) shall be in addition to any liability which Seragen US may otherwise have.

                         (B)     Indemnification of Each Holder.  In
connection with each registration statement, each Holder shall indemnify, to the same extent as the indemnification provided by Seragen US in SECTION 18(E)(V)(A) hereof, Seragen US, its directors and each officer who signs the registration statement and each person who controls Seragen US (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) insofar as such losses, claims and damages arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to Seragen US specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Seragen US shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus, registration statement or preliminary prospectus or any amendment thereof or supplement thereto.

                         (C)     Conduct of Indemnification Procedure.  Any
party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this SECTION 18(E)(V), notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in SECTION 18(E)(V)(A) and (B) hereof shall be available to any party who shall fail to give notice as provided in this SECTION 18(E)(V)(C) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this
SECTION 18(E)(V). In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party to such indemnifying party of indemnifying party's counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but, after the assumption of the defense of such action by an indemnifying party, the fees and expenses of such counsel shall be at the expense of such indemnified party unless (I) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(II) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (III) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                         (D)     Contribution. In connection with each
registration statement relating to the disposition of Registrable Securities, if the indemnification provided for in SECTION 18(E)(V)(A) or (B) is unavailable to an indemnified party thereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities. The amount to be contributed by the indemnifying party hereunder shall be (I) in such proportion as is appropriate to reflect the relative benefits received by Seragen US, the selling Holders and the underwriters from the offering of Registrable Securities or other securities or, (II) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (I) above but also the relative fault of Seragen US, the selling Holders, and the underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                         (E)     Specific Performance.  Seragen US and the
Holder acknowledge that remedies at law for the enforcement of this SECTION 18(E)(V) may be inadequate and intend that this SECTION 18(E)(V) shall be specifically enforceable.

                    (vi) Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this
SECTION 18 unless such Person (A) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions contained in this SECTION 18(E), to approve such arrangements, and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.


          19.     Certain Actions.

               (a) Continuation of Seragen Canada in British Columbia. The parties hereto shall proceed forthwith following the execution and delivery of this Agreement to take all actions necessary or desirable to continue Seragen Canada as a business corporation under the laws of British Columbia.

               (b) Reorganization of Capital. Immediately following the continuation of Seragen Canada as a business corporation under the laws of British Columbia, the parties hereto shall proceed to take all actions necessary or desirable, including the filing of articles of amendment, to reorganize the capital of Seragen Canada as follows: The authorized capital of Seragen Canada shall be amended to provide for two new classes of shares, being Class C shares and Class D shares. The Class C shares and Class D shares shall have those rights and terms set forth in SCHEDULE 19(B) hereto.

               (c) Exchange Agreement. The parties acknowledge and agree that subsequent to the actions contemplated by CLAUSES (A) and (B) of this
SECTION 19 and immediately prior to the Effective Closing, they will enter into an Exchange Agreement in the form annexed hereto as SCHEDULE 19(C) and consummate the transactions contemplated thereby. Seragen US shall in connection with such transaction request and endeavor to obtain a certificate under Section 116 of the Income Tax Act (Canada) from the Canadian federal tax authorities.

               (d) Redemption Transactions. Following the completion of the actions contemplated by CLAUSES (A), (B) and (C) of this SECTION 19, each Investor Shareholder and Seragen Canada shall enter into a Purchase and Sale Agreement in the form annexed hereto as SCHEDULE 19(D) and consummate the transactions contemplated thereby. At the closing of the transactions contemplated by this CLAUSE (D), (i) Seragen US shall deliver to the Investor Shareholders a certificate, executed by an executive officer of Seragen US, to the effect that all of the conditions to the Investor Shareholders' obligations set forth in SECTION 19A(A) have been fulfilled and (ii) each Investor Shareholder shall deliver to Seragen US a certificate, executed by an executive officer of the Investor Shareholder, to the effect that all of the conditions to Seragen US' obligations set forth in SECTION 19A(B), insofar as they relate to such Investor Shareholder, have been fulfilled.

               (e) Timing. The transactions contemplated in CLAUSES (C) and (D) of this SECTION 19 shall be consummated on or before the tenth day following the completion of the actions contemplated by CLAUSES (A) and (B) of this Section. In addition, the transactions contemplated in CLAUSES (C) and
(D) of this Section shall occur successively on the same date, and all documentation in connection therewith shall be held in escrow by a mutually agreed upon third party until the consummation of the transactions contemplated in CLAUSE (D), failing which the transactions contemplated in CLAUSE (C) of this Section shall be deemed never to have occurred and all documentation in connection therewith shall be destroyed.

               (f)     Expenses and Liabilities.

                    (i) Seragen Canada shall bear and pay, at or prior to the Effective Closing, and provided it occurs, out of its cash on hand, all reasonable out-of-pocket expenses incurred by Seragen US, in respect of professional services rendered or other actions taken on or after May 1, 1997, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, filing fees, fees and disbursements of legal counsel, and travel costs, but excluding expenses relating to the issuance and registration of the Common Stock pursuant to and as contemplated by SECTIONS 13 and 18 hereof. Seragen US shall provide Seragen Canada and the Investor Shareholders with appropriate documentation evidencing amounts claimed by Seragen US to be reimbursed hereunder. Notwithstanding the foregoing, the maximum amount to be reimbursed by Seragen Canada to Seragen US pursuant to this CLAUSE (I) shall be U.S.$100,000.

                    (ii) Seragen Canada shall bear and pay, at or prior to the Effective Closing, out of its cash on hand, all of its expenses and those of the Investor Shareholders in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, filing fees, fees and disbursements of legal counsel and travel costs.

               (g) Dissolution of Seragen Canada. Seragen US, in its capacity as the sole shareholder of Seragen Canada following the consummation of the transactions contemplated by CLAUSES (A) through (D) of this SECTION 19, shall do all acts which are necessary to maintain the corporate existence of Seragen Canada and shall not take any action toward the dissolution, liquidation or winding-up of Seragen Canada prior to the later of (i) January 1, 2000, and (ii) the issuance of the Offered Shares to the Investor Shareholders.


          19A.     Certain Conditions.

               (a) Conditions to the Investor Shareholders' Obligations. The obligation of the Investor Shareholders to consummate the Redemption Transactions is conditioned upon the satisfaction, at or prior to the Effective Closing, of each of the following conditions, any of which may be waived by the affected Investor Shareholder:

                    (i) All representations and warranties of Seragen US made in SECTION 2 shall be true and correct as of the Effective Closing as though made at such time (except for those representations and warranties made as of a particular date), except for inaccuracies or changes which neither individually nor in the aggregate would have an adverse effect on the ability of Seragen US to consummate the transactions contemplated hereby;

                    (ii) Seragen US shall have performed all covenants and agreements required by this Agreement to be performed by it prior to the Effective Closing;

                    (iii) All consents and approvals of governmental authorities necessary to consummate the transactions contemplated hereunder shall have been obtained;

                    (iv) No litigation challenging the legality of the transactions provided for in this Agreement shall have been instituted or threatened and not settled or otherwise terminated;

                    (v) The Investor Shareholders shall have received an opinion of Richards Buell Sutton, British Columbia counsel to the Investor Shareholders, substantially in the form of SCHEDULE 19A(A)(V) hereto;

                    (vi) Seragen US shall have delivered the certificates and other documents required to be delivered by it at or before the Effective Closing;

                    (vii) Seragen US shall have reserved and have available a sufficient number of shares of Common Stock for the purpose of enabling Seragen US to satisfy its obligations to issue the Offered Shares pursuant hereto;

                    (viii) Seragen Canada shall have delivered the Guaranty, Security Agreement, and financing statement contemplated by SECTION 13(E) hereof;

                    (ix) Seragen US shall have delivered to Seragen Canada a release substantially in the form of SCHEDULE 19A(A)(IX), such release to be dated the Effective Date; and

                    (x) Seragen US shall have delivered to the Investor Shareholders a release substantially in the form of SCHEDULE 19A(A)(X), such release to be dated the Effective Date.

               (b) Conditions to Seragen US' Obligations. The obligation of Seragen US to consummate the Redemption Transactions is conditioned upon the satisfaction, at or prior to the Effective Closing, of each of the following conditions, any of which may be waived by Seragen US:

                    (i) All representations and warranties of the Investor Shareholders made in SECTION 4 shall be true and correct as of the Effective Closing as though made at such time (except for those representations and warranties made as of a particular date), except for inaccuracies or changes which neither individually nor in the aggregate would have an adverse effect on the ability of the Investor Shareholders to consummate the transactions contemplated hereby;

                    (ii) The Investor Shareholders shall have performed all covenants and agreements required by this Agreement to be performed by them prior to the Effective Closing;

                    (iii) All consents and approvals of governmental authorities necessary for the Investor Shareholders to consummate the transactions contemplated hereunder shall have been obtained;

                    (iv) No litigation challenging the legality of the transactions provided for in this Agreement shall have been instituted or threatened and not settled or otherwise terminated;

                    (v) Seragen US shall have received an opinion of Richards Buell Sutton, British Columbia counsel to the Investor Shareholders, substantially in the form of SCHEDULE 19A(A)(V) hereto;

                    (vi) Each of the Investor Shareholders shall have delivered the certificates and other documents required to be delivered by it at or before the Effective Closing;

                    (vii) The Investor Shareholders shall have secured and delivered to Seragen US the resignation of all directors of Seragen Canada designated by the Investor Shareholders pursuant to the Shareholders' Agreement;

                    (viii) HCBVF shall have delivered to Seragen US a copy of the order pursuant to which it was designated an "exempt purchaser" for purposes of the Securities Act (Ontario);

                    (ix) each of the Investor Shareholders shall have delivered to Seragen Canada a release substantially in the form of SCHEDULE 19A(B)(IX), such release to be dated the Effective Date; and

                    (x) each of the Investor Shareholders shall have delivered to Seragen US a release substantially in the form of SCHEDULE 19A(B)(X), such release to be dated the Effective Date.

               (c) Seragen Canada. In the event that any condition to the obligation of the Investor Shareholders or Seragen US to proceed with the Redemption Transactions has not been fulfilled or waived by the Effective Closing, Seragen Canada shall not be obligated to, and shall not, proceed with the Redemption Transactions.


          20.     Term.

               (a) Term. This Agreement shall enter into effect as of the date first set forth above and shall continue in full force and effect subject to termination in accordance with the provisions of CLAUSE (B) of this SECTION 20.

               (b) Termination. In the event that the Effective Closing has not occurred by the close of business on June 15, 1998, (i) Seragen US may deliver notice of its intent to terminate this Agreement to each of the Investor Shareholders and Seragen Canada, and (ii) not less than a majority of the Investor Shareholders may deliver notice of their intent to terminate this Agreement, such notice to be delivered to Seragen US, Seragen Canada, and any Investor Shareholders that are not parties to such notice. This Agreement shall terminate on such date as may be specified in any notice given pursuant to the first sentence of this clause (b); provided, however, that such specified date may not be earlier than the thirty-first day following the date of the notice; and, provided, further, that if the Effective Closing occurs prior to the termination date specified in the notice, the notice shall be without effect and this Agreement shall continue in full force and effect notwithstanding the notice.

               (c) Limitations on Termination. Notwithstanding the provisions of CLAUSE (B) of this SECTION 20, neither Seragen US, on the one hand, nor the Investor Shareholders, on the other hand, may terminate this Agreement as a result of the failure of the Effective Closing to have timely occurred if the failure of the Effective Closing to have occurred on or prior to the date specified for termination of the Agreement is attributable to any material extent to any action or failure to act of Seragen US, on the one hand, or any Investor Shareholder, on the other hand, respectively.

               (d) Effect of Termination. Nothing herein shall be construed to release any party from any obligation which matured or any breach of this Agreement which occurred prior to the effective date of any termination of this Agreement. Upon the termination of this Agreement, the provisions of the Related Documents, and each of them, shall continue in full force and effect in accordance with their terms as though this Agreement had never been entered into.


          21. Best Efforts. Each of Seragen US, on the one hand, and the Investor Shareholders, on the other hand, shall use its or their best efforts to cause the conditions to the other's obligation to consummate the Redemption Transactions, as set forth in SECTION 19A, to be satisfied and to effect the actions contemplated in SECTION 19, in each case as promptly as possible following the execution and delivery of this Agreement and in any event prior to June 15, 1998. Notwithstanding the provisions of the foregoing sentence, the parties acknowledge and agree that the decision on the part of Seragen US to deliver the releases contemplated by SECTION 19A(A)(IX) and (X) and the decision on the part of each Investor Shareholder to deliver the releases contemplated by SECTION 19A(B)(Ix) and (X) shall be at the sole and absolute discretion of the delivering party, and no breach of any term of this Agreement shall be deemed to arise or exist solely because of the failure or refusal of a delivering party to deliver any such release.


          22. No Admission. In the event that this Agreement becomes null and void for any reason whatsoever, the parties agree that this Agreement and anything contained in or derived from this Agreement or the provisions thereof shall not be admissible or constitute any evidence, and shall not be of probative value in any current or subsequent proceeding.


          23. Arbitration. If any dispute or question (a "Dispute") shall arise between the parties or any of them concerning the interpretation of this Agreement or any part thereof, the parties shall attempt in good faith to resolve such Dispute. If the parties have not agreed to a settlement of the Dispute within 30 days from the date on which the Dispute first becomes known to all of the parties, then the parties agree that the Dispute shall be submitted to arbitration pursuant to Schedule A to the Shareholders' Agreement. The decision of the arbitrators shall be conclusively deemed to determine the rights and liabilities as between the parties to the arbitration in respect of the matter in Dispute. Such Dispute shall not be made the subject matter of an action in any court by any party hereto unless the Dispute has been first submitted to arbitration and finally determined by the arbitrator(s). Any such action commenced thereafter shall only be for the purpose of enforcing the decision of the arbitrator(s) and the costs incidental to the action.


          24. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any previous agreement, negotiations, commitments and writings in respect thereto. Any modification of this Agreement must be in writing and signed by the duly authorized representative of each party.


          25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.


          26. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties to it and their respective successors and permitted assigns.


          27. Headings. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

          28. Assignment. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.


          29. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.


          30.     Notices.     Any notice or other communication required or
permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication, or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this SECTION
30. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this SECTION 30. Notices and other communications shall be addressed as follows:

          (a)  if to Seragen US:

               97 South Street
               Hopkinton, Massachusetts  01748

               Attention:  Chief Executive Officer
               Telecopier number:  (508) 435-9805

               with a copy to Seragen US's counsel at:

               Covington & Burling
               1201 Pennsylvania Avenue, N.W.
               P.O. Box 7566
               Washington D.C.  20044

               Attention:  Edward Britton
               Telecopier number:  (202) 662-6291

          (b)  if to Sofinov:

               1981 Avenue McGill College
               Seventh Floor
               Montreal, Quebec H3A 3C7

               Attention:  President
               Telecopier number:  (514) 847-2628

               with a copy to:

               Lapointe Rosenstein
               1010 Sherbrooke Street West
               Suite 1100
               Montreal, Quebec H3A 2R7

               Attention:  Claude Bergeron
               Telecopier number:  (514) 288-7390

          (c)   if to Innovatech:

               2020 University Street
               Suite 1527
               Montreal, Quebec H3A 2A5

               Attention:  President and Chief Executive
                    Officer
               Telecopier number: (514) 864-4220

               with a copy to:

               Lapointe Rosenstein
               1010 Sherbrooke Street West
               Suite 1100
               Montreal, Quebec H3A 2R7

               Attention:  Claude Bergeron
               Telecopier number: (514) 288-7390

          (d)  if to MDS:

               100 International Blvd.
               Etobicoke, Ontario M9W 6J6

               Attention:  Frank Gleeson
               Telecopier number: (416) 213-4232


          (e)  if to CMDF:

               100 International Blvd.
               Etobicoke, Ontario M9W 6J6

               Attention:  Frank Gleeson
               Telecopier number: (416) 213-4232

          (f)  if to RBCC:

               Royal Bank Plaza
               13th Floor, South Tower
               Toronto, Ontario M5J 2J5

               Attention:  Z. Sam Ruttonsha
               Telecopier number:  (416) 974-8411

          (g)  if to HCBVF:

               100 International Blvd.
               Etobicoke, Ontario M9W 6J6

               Attention:  Michael J. Callaghan
               Telecopier number:  (416) 213-4232

          (h)  if to Seragen Canada:

               1250 Rene-Levesque Blvd. West
               Suite 2500
               Montreal, Quebec H3B 4Y1

               Attention:  President, care of Bruce McNiven
               Telecopier number: (514) 846-3427
               with a copy to the Corporation's counsel at:

               Heenan Blaikie
               P.O. Box 185, Suite 3350
               South Tower, Royal Bank Plaza
               Toronto, Ontario M5J 2J4

               Attention:  Robert A. Donaldson
               Telecopier number:  (416) 360-8425

Notwithstanding the foregoing, any notice or other communication required or permitted to be given by any party pursuant to or in connection with any arbitration procedures contemplated hereby may only be delivered by hand. For purposes of this SECTION 30, "Business Day" means any day other than a Saturday, Sunday or day on which banks are required or permitted to close in any of the Province of Ontario, the Province of Quebec, or the Commonwealth of Massachusetts.


          31. Further Assurances. Each of the parties hereto hereby covenants with each other party hereto to do any and all things and to execute and deliver any and all acknowledgments, instruments, or other documents whatsoever, at any time or from time to time after the date hereof upon the request of any party hereto, that may be necessary or desirable in order more fully and effectively to carry into effect and consummate the provisions of this Agreement and the transactions contemplated hereby, including, without limitation, the transactions contemplated by SECTION 19 hereof.


          32. Language Clause. Les parties aux presente ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

     [The remainder of this page was left blank intentionally.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                              SERAGEN BIOPHARMACEUTICALS LTD.
                              SERAGEN BIOPHARMACEUTIQUE LTEE


                              By  /s/ Lorne Meikle
                              -------------------------
                              Title:  President and CEO


                              SERAGEN, INC.


                              By  /s/ Reed R. Prior
                              -------------------------
                                   Reed R. Prior
                                   Chairman, Chief Executive
                                     Officer and Treasurer


                              SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.


                              By  /s/ Denis Dionne
                              -------------------------
                                   Denis Dionne
                                   President


                              By  /s/ Claude Miron
                              -------------------------
                                   Claude Miron
                                   Vice-President

                              SOCIETE INNOVATECH DU GRAND MONTREAL


                              By  /s/ Hubert Manseau
                              -------------------------
                              Title:  President and CEO


                              MDS HEALTH VENTURES INC.


                              By  /s/ Gregory Gubitz
                              -------------------------
                              Title:


                              By  /s/ F. M. Gleeson
                              -------------------------
                              Title:

                              CANADIAN MEDICAL DISCOVERIES FUND INC.


                              By  /s/ Gregory Gubitz
                              -------------------------
                              Title:


                              By  /s/ F. M. Gleeson
                              -------------------------
                              Title:


                              ROYAL BANK CAPITAL CORPORATION


                              By  /s/ Z. Sam Ruttonsha
                              -------------------------
                              Title:


                              HEALTH CARE AND BIOTECHNOLOGY VENTURE FUND


                              By  /s/ Gregory Gubitz
                              -------------------------
                              Title:


                              By  /s/ F. M. Gleeson
                              -------------------------
                              Title:
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                         LIST OF SCHEDULES


SCHEDULE 1          -    Seragen Canada Balance Sheet

SCHEDULE 4(e)       -    Seragen Canada Shares Owned by Investor
                         Shareholders

SCHEDULE 13(a)      -    Dollar Amounts for Investor Shareholders

SCHEDULE 13(f)(i)   -    Form of Guaranty

SCHEDULE 13(f)(ii)  -    Form of Security Agreement

SCHEDULE 13(f)(iii) -    Form of Financing Statement**

SCHEDULE 19(b)      -    Terms of Class C and Class D Shares

SCHEDULE 19(c)      -    Form of Exchange Agreement

SCHEDULE 19(d)      -    Form of Purchase and Sale Agreements

SCHEDULE 19A(a)(v)  -    Form of Opinion of British Columbia Counsel

SCHEDULE 19A(a)(ix) -    Form of Seragen US release of Seragen Canada

SCHEDULE 19A(a)(x)  -    Form of Seragen US release of Investor
                         Shareholders

SCHEDULE 19A(b)(ix) -    Form of Investor Shareholder release of Seragen
                         Canada

SCHEDULE 19A(b)(x)  -    Form of Investor Shareholder release of Seragen
                         US

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